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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Phase Metrics, Inc.


     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-48817 of Phase Metrics, Inc.; Air Bearings, Incorporated; Applied Robotic Technologies, Inc.; Helios, Incorporated; and Santa Barbara Metric, Inc. on Form S-4 of our reports dated January 30, 1998, with respect to the consolidated financial statements of Phase Metrics, Inc. and September 6, 1996 with respect to the financial statements of Air Bearings, Incorporated appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report dated January 30, 1998 also included the consolidated financial statement schedule of Phase Metrics, Inc., listed in Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

San Jose, California

September 30, 1998